Exhibit 99.1

Contact:	C Street Advisory Group
lannett@thecstreet.com

Lannett Company, Inc. Enters Into Restructuring Support Agreement

Restructuring Support Agreement Supported by Holders of More Than 80% of the Company’s Senior Secured Notes and 100% of the Company’s Second Lien Term Loans

Transaction Will Significantly Strengthen the Company’s Financial Position by Eliminating Approximately $511 Million of Secured Debt Through Conversion into Equity

Operations to Continue Without Interruption Through and Following the Process

Trevose, PA – May 1, 2023 – Lannett Company, Inc. (OTCMKTS: LCIN) (the “Company” or “Lannett”) today announced that, together with certain of its subsidiaries (collectively with the Company, as applicable, the “Company Parties”), it has entered into a Restructuring Support Agreement (the “RSA”) with holders of more than 80% of its 7.750% senior secured notes due 2026 (the “Senior Secured Note Holders”) and 100% of the lenders party to the Company’s second lien credit and guaranty agreement (the “Second Lien Term Lenders”, and with the Senior Secured Note Holders, the “Secured Lenders”).

The financial restructuring transaction contemplated by the RSA will reduce the Company’s outstanding secured indebtedness by approximately $511 million, significantly strengthening the Company’s balance sheet and enhancing financial flexibility going forward. In connection with this debt reduction, the amount of the Company’s interest expense will substantially decrease, ensuring capacity to invest in the business plan. Following completion of the transaction, the Secured Lenders will own the equity of the Company and the Company’s existing stock will be cancelled. The Company is working to complete this financial restructuring transaction by June 18, 2023, and the Company continues to anticipate near-term product launches and significant progress on more specialized technologies and capabilities supporting new product development.

“This agreement will allow us to focus on strategically positioning the Company as a reliable partner and manufacturer, producing safe, effective, life-enhancing generic, affordable pharmaceutical products for our valued patients and customers,” said Tim Crew, chief executive officer of Lannett. “We are pleased to have reached this important milestone in cooperation with our noteholders and lenders. We thus see this cooperation as a vote of confidence in our future and our direction as a Company.”

Lannett will continue to operate in the normal course during the restructuring process. The Company continues to have sufficient liquidity to meet its financial obligations to vendors, customers, partners, suppliers, and employees, and expects to continue making payments to these parties without interruption in the ordinary course of business. Additionally, the transaction is expected to strengthen the Company’s financial position by reducing interest costs. The Company’s current CEO, Tim Crew, is expected to remain with the new Company and join its Board of Directors.

To implement the financial restructuring contemplated by the RSA, the Company expects to file voluntary petitions for reorganization pursuant to Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Filing”), after receiving sufficient votes to support its prepackaged plan of reorganization (the “Plan”) that effectuates the terms of the RSA. Pursuant to the RSA, the Company will begin to solicit votes on its Plan no later than May 2, 2023, and complete solicitation no later than May 16, 2023. Currently, holders of more than 80% of its Senior Secured Notes and 100% of its Second Lien Term Lenders have signed up to the RSA and committed to vote in favor of the Plan. As a result, subject to Bankruptcy Court approval of the Plan and the satisfaction of certain conditions to effectiveness of the Plan and related transactions, Lannett expects to emerge from bankruptcy within 45 days after the Chapter 11 Filing.

This press release is for information purposes only and is not intended to be, and should not in any way be construed as, a solicitation of votes of noteholders or other investors regarding the Plan, and shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state. Any solicitation or offer to sell will be made pursuant to and in accordance with applicable law.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications. For more information, visit the company’s website at www.lannett.com.

Advisors

Lannett Company, Inc is being advised by Kirkland & Ellis LLP as legal counsel, Guggenheim Securities LLC as investment banker, FTI Consulting as financial advisor, and C Street Advisory Group as strategy and communications advisor. The secured creditors are being advised by Sullivan & Cromwell LLP as legal counsel and Houlihan Lokey Inc. as financial advisor.

This press release contains certain “forward-looking statements.” Forward-looking statements are not promises or guarantees and investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to: the impact of competitive products and pricing; product demand and market acceptance; new product development; acquisition-related challenges; the regulatory environment; interest rate fluctuations; reliance on key strategic alliances; availability of raw materials; fluctuations in operating results; the impact of the delisting from the NYSE, including under our debt documents; the impact of failure to pay interest when due on our debt; our ability to successfully consummate a financial restructuring (the “Restructuring”) of our existing debt, existing equity interests, and certain other obligations, and emerge from cases commenced under chapter 11 of title 11 of the United States Code; our ability to improve long-term capital structure and to address our debt service obligations through the Restructuring; the potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations; our ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Restructuring and the Chapter 11 cases; the effects of the Restructuring and the Chapter 11 Cases on the Company and the interests of various constituents; our ability to obtain confirmation of the Plan under the Chapter 11 Cases and successfully consummate the Restructuring; and other risks detailed from time to time in our filings with the Securities and Exchange Commission. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. The Company cautions you not to place undue reliance upon any such forward-looking statements which speak only as of the date made. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise and other events or factors, many of which are beyond the Company’s control, including those resulting from such events, or the prospect of such events, such as public health issues including health epidemics or pandemics, such as the outbreak of the novel coronavirus, whether occurring in the United States or elsewhere, which could disrupt the Company’s operations, disrupt the operations of the Company’s suppliers and business development and other strategic partners, disrupt the global financial markets or result in political or economic instability. The information in this press release should be read in conjunction with information in the Company’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the consolidated financial statements and the Management’s Discussion and Analysis of Financial Condition and Results of Operations included therein, and Current Reports on Form 8-K.

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